As filed with the Securities and Exchange Commission on December 12, 2025
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHARGEPOINT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1747686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
240 East Hacienda Avenue
Campbell, CA 95008
(408) 841-4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mansi Khetani
Chief Financial Officer
240 East Hacienda Avenue
Campbell, CA 95008
Tel: (408) 841-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sharon R. Flanagan Carlton Fleming Ellen Hunter Sidley Austin LLP 555 California Street, Suite 2000 San Francisco, CA 94104 Tel: (415) 772-1200	Casey Fleck Milbank LLP 2029 Century Park East Los Angeles, CA 90067-3019 Tel: (428) 386-4000

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box . ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 12, 2025.
PRELIMINARY PROSPECTUS
ChargePoint Holdings, Inc.
Up to 4,728,252 Shares of Common Stock

This prospectus relates to the offer and resale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “Selling Securityholders”) of an aggregate of up to 4,728,252 shares of our common stock (“Common Stock”), par value $0.0001 per share (the “Shares”).
On November 14, 2025, we entered into a privately negotiated exchange agreement (the “Exchange Agreement”) with certain holders of our outstanding 7.00% / 8.50% Convertible Senior PIK Toggle Notes due 2028 (the “2028 Notes”), including each of the Selling Securityholders, pursuant to which we exchanged $328.6 million in Capitalized Principal Amount (as defined in the 2028 Notes) of the 2028 Notes for the following consideration (the “Exchange Transaction”): (i) $186.5 million in aggregate principal amount under a new Credit Agreement (as defined below), (ii) $25.0 million in cash, and (iii) warrants to purchase up to 1,671,000 shares of Common Stock at an exercise price of $25.00 per share (the “Warrants”).
In connection with the Exchange Transaction, we entered into a Credit and Security Agreement (the “Credit Agreement”) with our wholly owned subsidiary, ChargePoint, Inc., as borrower, certain of our subsidiaries, as subsidiary guarantors, the Selling Securityholders, as lenders, and Alter Domus (US) LLC, as administrative and collateral agent, providing for a senior secured term loan credit facility in an aggregate principal amount of $186.5 million (the “Term Facility”). An aggregate of $156.5 million of the loans thereunder bear interest at a fixed rate of 12.00% per annum, payable quarterly which, for each of the first four quarterly interest payment dates, we may elect to pay in Shares, subject to a cap, inclusive of the shares of Common Stock underlying the Warrants, of 19.99% of the number of shares of our Common Stock outstanding on the date of execution of the Exchange Agreement to comply with New York Stock Exchange (the “NYSE”) listing requirements, unless stockholder approval is obtained.
The Selling Securityholders may offer, sell or distribute all or a portion of the Shares registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices or as distributions in kind to their members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.”
We will not receive any proceeds from the sale of the Shares by the Selling Securityholders pursuant to this prospectus. However, any Shares issued to pay interest in lieu of cash under our Term Facility will reduce the amount of cash that we would otherwise have been required to pay to satisfy our obligations under the Term Facility. In addition, we will pay certain expenses associated with the registration of the Shares. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of Shares.
Our Common Stock is listed on the NYSE under the symbol “CHPT.” On December 10, 2025, the closing price of our Common Stock was $9.33.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 6 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is  , 2025.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
For investors outside the United States: ChargePoint has not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). Under the registration statement, the Selling Securityholders may, from time to time and in one or more offerings, offer and sell the securities described in this prospectus. ChargePoint will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “ChargePoint,” “the Company,” “we,” “our,” “us” or similar terms refer to ChargePoint Holdings, Inc., a Delaware corporation, together with its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
ChargePoint makes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. These forward-looking statements could include, among other things statements regarding the future financial performance of ChargePoint, as well as ChargePoint’s strategy, future operations, future operating results, financial position, and resources, expectations regarding revenue, losses, costs, margins and prospects, as well as management plans and objectives. All statements, other than statements of present or historical fact included in this prospectus and the documents incorporated by reference herein, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or negatives of such terms and other similar expressions that predict or indicate future events or trends or that are not statements of present or historical matters. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of ChargePoint’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of, fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of ChargePoint. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about ChargePoint that may cause the actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. If any of these risks materialize or ChargePoint’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that ChargePoint does not presently know or that ChargePoint currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect ChargePoint’s expectations, plans or forecasts of future events and views as of the date hereof. ChargePoint anticipates that subsequent events and developments will cause ChargePoint’s assessments to change. These forward-looking statements should not be relied upon as representing ChargePoint’s assessments as of any date subsequent to the date hereof. Accordingly, undue reliance should not be placed upon the forward-looking statements. ChargePoint cautions you that these forward-looking statements are subject to numerous risk and uncertainties, most of which are all difficult to predict and many of which are beyond the control of ChargePoint.
The following factors, among others, could cause actual results to differ materially from forward-looking statements:
•ChargePoint experiences delays in new product introductions or adoption;
•ChargePoint’s ability to expand its business in Europe and the United States;
•the electric vehicle (“EV”) market and deliveries of passenger and fleet vehicles may not grow as expected;
•ChargePoint may not attract a sufficient number of EV fleet owners or operators as customers;
•incentives from governments or utilities may not materialize or may be reduced or eliminated, which could reduce demand for EVs or EV charging stations, or the portion of regulatory credits that customers claim may increase, which would reduce ChargePoint’s revenue from such incentives;
•the impact of competing technologies or technological changes that result in reduced demand for EVs or other adverse effects on the EV market or our business;
•data security breaches or other network outages;
•ChargePoint identifying a material weaknesses in its internal control over financial reporting;
•ChargePoint’s success in retaining or recruiting, or changes in, its officers, key employees or directors;

•changes in applicable laws or regulations;
•the impact of actual or threatened litigation;
•ChargePoint’s ability to maintain a strong balance sheet and to raise capital as needed to support its business and pursue growth opportunities; and
•the possibility that ChargePoint may be adversely affected by other economic factors including macroeconomic conditions such as inflation, rising interest rates, geopolitical factors, foreign exchange volatility, adverse developments in the financial service industry, slower growth or recession or other business factors or other competitive factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other risks and uncertainties described under the heading “Risk Factors” and in ChargePoint’s current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus and any applicable prospectus supplement. Forward-looking statements reflect current views about ChargePoint’s plans, strategies and prospects, which are based on information available as of the date of this prospectus or after the date of the documents incorporated by reference herein. Except to the extent required by applicable law, ChargePoint undertakes no obligation (and expressly disclaims any such obligation) to update or revise the forward-looking statements whether as a result of new information, future events or otherwise.
Forward-looking statements are subject to risks and uncertainties, many of which are outside ChargePoint’s control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to ChargePoint’s securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” and the documents incorporated by reference in this prospectus, along with ChargePoint’s consolidated financial statements and related notes incorporated by reference in this prospectus.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us” and other similar terms refer to ChargePoint.
ChargePoint
ChargePoint is a leading provider of EV charging technology solutions, driving the transition to electric mobility across North America and Europe. ChargePoint’s vision is to create a seamless, ubiquitous, and accessible EV charging experience for all. By meeting the needs of a rapidly growing EV market, ChargePoint enables its customers to reduce emissions, supports renewable energy integration, and promotes sustainable transportation. As of January 31, 2025, ChargePoint powers over 342,000 “active” charging ports, which ChargePoint defines as ports that are running on ChargePoint software, serving more than 750,000 active EV drivers monthly. EV drivers benefit from ChargePoint’s advanced mobile app and roaming partnerships, providing access to more than 1 million worldwide charging ports. ChargePoint also enables charge point operators (“CPOs”) and electric mobility service providers to build custom EV charging networks and is trusted by over 60% of Fortune 500, and over 80% of Fortune 50 companies to meet their growing EV charging requirements, making it a vital enabler of the transition to electric mobility.
Reverse Stock Split
We filed with the Secretary of State of the State of Delaware a certificate of amendment to our second amended and restated certificate of incorporation, to effect a 1-for-20 reverse stock split, effective July 28, 2025 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every 20 issued and outstanding shares of our common stock were automatically combined into one issued and outstanding share of common stock. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares received a cash payment in lieu of such fractional shares at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported by the NYSE, on the last trading day prior to the effective date of the Reverse Stock Split. As a result of the Reverse Stock Split, proportionate adjustments were made to the number of shares underlying (and as applicable, the exercise or conversion prices of) our outstanding equity awards and to the number of shares of common stock issuable under our equity incentive plans. The Reverse Stock Split did not change the par value of our common stock, which remains $0.0001, or the authorized number of shares of our common stock. All share amounts and per share amounts disclosed in this prospectus have been adjusted to reflect the Reverse Stock Split on a retroactive basis for all periods presented.
Corporate Information
Switchback Energy Acquisition Corporation, our predecessor company (“Switchback”) was incorporated on May 10, 2019 as a special purpose acquisition company and a Delaware corporation. On July 30, 2019, Switchback completed its initial public offering. On February 26, 2021, Switchback consummated a business combination (the “Merger”) with ChargePoint, Inc. In connection with the closing of the Merger, Switchback changed its name to ChargePoint Holdings, Inc.
The mailing address of our principal executive office is 240 East Hacienda Avenue, Campbell, CA 95008, and our telephone number is (408) 841-4500. Our common stock is listed on the NYSE under the symbol “CHPT.” Our website is www.chargepoint.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein.

THE OFFERING

Issuer	ChargePoint Holdings, Inc.

Resale of Common Stock

Shares of Common Stock Outstanding	23,653,089 shares of Common Stock as of November 28, 2025

Shares of Common Stock Offered by the Selling Securityholders
Up to 4,728,252 shares of Common Stock, consisting of (i) up to 1,671,000 shares of Common Stock that are issuable upon the exercise of the Warrants held by the Selling Securityholders and (ii) up to 3,057,252 shares of Common Stock that we may elect to issue in lieu of cash to pay applicable interest payments under the Term Facility.

Shares of Common Stock Outstanding After this Offering	Up to 28,381,341 shares of Common Stock, based on 23,653,089 shares of Common Stock outstanding as of November 28, 2025.

Use of Proceeds
While any shares of Common Stock issued to pay interest in lieu of cash under the Term Facility will reduce the amount of cash that ChargePoint would otherwise have been required to pay to satisfy its obligations under the Term Facility, ChargePoint will not receive any proceeds from the sale of Shares by the Selling Securityholders. See “Use of Proceeds.”

Market for Shares of Common Stock	ChargePoint’s Common Stock is listed on the NYSE under the symbol “CHPT.”

Risk Factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS
An investment in ChargePoint’s securities involves a high degree of risk. You should carefully consider the risks incorporated by reference to ChargePoint’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus as updated by ChargePoint’s subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. ChargePoint’s business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to it or that it considers immaterial as of the date of this prospectus. The trading price of ChargePoint’s securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. See “Incorporation by Reference.”

SELECTED FINANCIAL DATA
Our periodic and current reports that are incorporated by reference, and all other documents that were filed prior to July 28, 2025, do not give effect to the Reverse Stock Split. The following selected “previously reported” information has been derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2025, filed with the SEC on March 28, 2025, and our unaudited financial statements included in our Quarterly Report on Form 10-Q for the period ended April 30, 2025, filed with the SEC on June 6, 2025. The “post Reverse Stock Split” information below recasts the “previously reported” share and per share information to reflect the Reverse Stock Split, discussed elsewhere in this prospectus.

	Twelve Months Ended January 31,			Three Months Ended April 30,
	2025	2024	2023	2025	2024
Weighted average common stock outstanding—basic and diluted - previously reported	433,489,800	375,529,883	338,488,667	459,045,570	423,290,222
Weighted average common stock outstanding—basic and diluted - post Reverse Stock Split	21,674,490	18,776,494	16,924,433	22,952,279	21,164,511
Net loss per share - basic and diluted - previously reported	$(0.64)	$(1.22)	$(1.02)	$(0.12)	$(0.17)
Net loss per share - basic and diluted - post Reverse Stock Split	$(12.78)	$(24.37)	$(20.39)	$(2.49)	$(3.39)

	As of January 31, 2025	As of January 31, 2024	As of April 30, 2025
Common stock issued and outstanding- previously reported	456,102,298	421,116,720	461,648,150
Common stock issued and outstanding - post Reverse Stock Split	22,805,115	21,055,836	23,082,408

USE OF PROCEEDS
All of the Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their own account. While any Shares issued to pay interest in lieu of cash under our Term Facility will reduce the amount of cash that we would otherwise have been required to pay to satisfy our obligations under the Term Facility, ChargePoint will not receive any of the proceeds from these sales.
The Selling Securityholders will pay any underwriting discounts and selling commissions and similar fees and commissions relating to disposition of the Shares, and we will bear all registration and filing fee expenses incurred by ChargePoint in effecting the registration of the Shares offered by this prospectus, including, without limitation, all registration, qualification and filing fees, printing expenses and fees and expenses of our counsel and our independent certified public accountants.

SELLING SECURITYHOLDERS
The Selling Securityholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. The Selling Securityholders will pay any underwriting discounts and selling commissions and all similar fees and commissions relating to the Selling Securityholders’ disposition of the securities. ChargePoint will bear all registration and filing fee expenses incurred by ChargePoint in effecting the registration of the Shares offered by this prospectus, including, without limitation, all registration, qualification and filing fees, printing expenses and fees and expenses of our counsel and our independent certified public accountants.
The following table sets forth, as of November 28, 2025, the names of the Selling Securityholders, and the number of shares of Common Stock that may be sold by the Selling Securityholders under this prospectus (including (i) the number of shares of Common Stock issuable upon exercise in full of the Warrants held by the Selling Securityholders (the “Warrant Shares”) and (ii) the maximum number of shares of Common Stock that may be issued in lieu of cash, at ChargePoint’s election, to pay applicable interest payments under the Term Facility(the “Interest Shares”), subject to a cap, inclusive of the shares of the Warrant Shares, of 19.99% of the number of shares of our Common Stock outstanding on the date of execution of the Exchange Agreement to comply with New York Stock Exchange (the “NYSE”) listing requirements, unless stockholder approval is obtained (the “Exchange Cap”)) and the number of shares of Common Stock that the Selling Securityholders will beneficially own after this offering. For purposes of the table below, ChargePoint has assumed that (i) after this offering none of the Shares covered by this prospectus will be beneficially owned by the Selling Securityholders and (ii) the Selling Securityholders will not acquire beneficial ownership of any additional securities. In addition, ChargePoint assumes that the Selling Securityholders have not sold, transferred or otherwise disposed of, ChargePoint’s securities in transactions exempt from the registration requirements of the Securities Act. We have based percentage ownership on 23,653,089 shares of Common Stock outstanding as of November 28, 2025.
The following table is based on information supplied to ChargePoint by the Selling Securityholders and its review of stockholder records maintained by our transfer agent. ChargePoint has determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to ChargePoint’s knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
The Selling Securityholders may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Shares of Common Stock Beneficially Owned Prior to this Offering		Maximum Number of Shares of Common Stock Being Offered(1)	Shares of Common Stock Beneficially Owned after this Offering
Name of Selling Securityholder	Number	%		Number	%
Antara Capital Master Fund LP(2)	351,484	1.46%	994,557	—	—
Carilion Clinic(3)	57,621	*	163,044	—	—
Corbin Opportunity Fund, L.P.(4)	11,524	*	32,608	—	—
Corbin ERISA Opportunity Fund, Ltd(5)	74,907	*	211,957	—	—
Pinehurst Partners, L.P.(6)	1,175,464	4.73%	3,326,086	—	—
__________________
*Indicates less than 1%.
(1)For purposes of this column, we have assumed that the first four quarterly interest payments on the Credit Agreement are paid in the maximum number Interest Shares, subject to the Exchange Cap. If the foregoing assumption is incorrect, the number of shares issuable and offered as Interest Shares may decrease.
(2)Antara Capital LP, a Delaware limited partnership, is the investment manager (the “Investment Manager”) of Antara Capital Master Fund LP (“Master Fund”) and may be deemed to have voting and dispositive power with respect to the reported shares held by Master Fund. Antara Capital Fund GP LLC, a Delaware limited liability company, serves as the general partner of Master Fund. Master Fund is an exempted company incorporated under the laws of the Cayman Islands. Himanshu Gulati is the Managing Member of Investment Manager and directs voting and investment decisions with respect to the reported shares held by Master Fund. Mr. Gulati disclaims beneficial ownership of such shares except to the extent of any pecuniary interest. The principal business address for Master Fund is 500 5th Avenue, Suite 2320, New York, New York 10110.
(3)George Robert Vaughan directs the voting and investment decisions with respect to the shares held by Carilion Clinic. The principal business address for Carilion Clinic is 213 S Jefferson Street, Suite 807, Roanoke, VA 24011.
(4)Corbin Capital Partners, L.P. is the investment manager of Corbin Opportunity Fund, L.P. (“COF”). Craig Bergstrom is the Chief Investment Officer of Corbin Capital Partners, L.P. and directs the voting and investment decisions with respect to the reported shares held by COF, but disclaims beneficial ownership of such shares. The principal business address for COF is 575 Madison Avenue, 21st Floor, New York, NY, 10022.
(5)Corbin Capital Partners, L.P. is the investment manager of Corbin ERISA Opportunity Fund, Ltd. (“CEOF”). Craig Bergstrom is the Chief Investment Officer of Corbin Capital Partners, L.P. and directs the voting and investment decisions with respect to the reported shares held by CEOF, but disclaims beneficial ownership of such shares. The principal business address of CEOF is 575 Madison Avenue, 21st Floor, New York, NY, 10022.
(6)Corbin Capital Partners, L.P. is the investment manager of Pinehurst Partners, L.P. (“Pinehurst”). Craig Bergstrom is the Chief Investment Officer of Corbin Capital Partners, L.P. and directs the voting and investment decisions with respect to the reported shares held by Pinehurst, but disclaims beneficial ownership of such shares. The principal business address of Pinehurst is 575 Madison Avenue, 21st Floor, New York, NY, 10022.

PLAN OF DISTRIBUTION
ChargePoint is registering the offer and sale, from time to time, by the Selling Securityholders of up to 4,728,252 shares of Common Stock, consisting of (i) up to 1,671,000 shares of Common Stock issuable upon the exercise of the Warrants held by the Selling Securityholders and (ii) up to 3,057,252 shares of Common Stock that ChargePoint may elect to issue in lieu of cash to pay applicable interest payments under the Term Facility.
While any shares of Common Stock issued to pay interest in lieu of cash under the Term Facility will reduce the amount of cash that we would otherwise have been required to pay to satisfy our obligations under the Term Facility, ChargePoint will not receive any of the proceeds from the sale of Shares by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the Shares less any discounts and commissions borne by the Selling Securityholders.
Once issued and upon effectiveness of the registration statement of which this prospectus is a part, the Shares beneficially owned by the Selling Securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholders may use any one or more of the following methods when disposing of shares or interests therein:
•distributions to members, partners, stockholders or other equityholders of the Selling Securityholders;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•subject to compliance with the Credit Agreement and Stock Restriction Agreements, short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•subject to compliance with the Credit Agreement and Stock Restriction Agreements, through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted pursuant to applicable law.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.
The Selling Securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.
The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
ChargePoint has advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, ChargePoint will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
ChargePoint has agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
ChargePoint has agreed with the Selling Securityholders to use reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Securityholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
Sidley Austin LLP has passed upon the validity of the Common Stock of ChargePoint offered by this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
ChargePoint has filed a registration statement under the Securities Act, with respect to the Shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to ChargePoint and its securities, you should refer to the registration statement and the exhibits.
In addition, ChargePoint files annual, quarterly and current reports, proxy statements and other information with the SEC. ChargePoint’s SEC filings are available to the public on a website maintained by the SEC located at ww.sec.gov. ChargePoint also maintain a website at https://investors.chargepoint.com/financials/sec-filings/. Through its website, ChargePoint makes available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, the ChargePoint website is not part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE
The SEC rules allows ChargePoint to “incorporate by reference” information into this prospectus, which means that ChargePoint can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that ChargePoint files with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than the portions of these documents not deemed to be filed):
•our Annual Report on Form 10-K for the year ended January 31, 2025 (including any portions of our Definitive Proxy Statement filed with the SEC on May 22, 2025 that are incorporated by reference into such Annual Report on Form 10-K) (the “Annual Report”), filed with the SEC on March 28, 2025;
•our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2025, July 31, 2025 and October 31, 2025, filed with the SEC on June 6, 2025, September 8, 2025 and December 5, 2025 respectively;
•our Current Report on Form 8-K filed with the SEC on February 21, 2025, July 9, 2025, July 28, 2025 and November 18, 2025;
•the description of our Common Stock contained in the registration statement on Form 8-A filed with the SEC on July 25, 2019, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to the Annual Report.
All reports and other documents that ChargePoint subsequently files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents that ChargePoint may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning ChargePoint at the following address:
ChargePoint Holdings, Inc.
240 East Hacienda Avenue
Campbell, CA 95008
(408) 841-4500
Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.        Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses (other than the registration fee) to be borne by the registrant in connection with the issuance and distribution of the Shares being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee	$6,235.88
Accounting fees and expenses	$ *
Legal fees and expenses	$ *
Financial printing and miscellaneous expenses	$ *
Total	$ *
__________________
*These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15.        Indemnification of Officers and Directors
Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
Section 145 of the DGCL further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.
ChargePoint’s Second Amended and Restated Certificate of Incorporation, as amended (the “Second A&R Charter”), contains provisions limiting the liability of directors, and ChargePoint’s Amended and Restated Bylaws (the “A&R Bylaws”) provide that ChargePoint will indemnify each of its directors to the fullest extent permitted under Delaware law. The Second A&R Charter and the A&R Bylaws also provide it with discretion to indemnify officers and employees when determined appropriate by the Board.
ChargePoint entered into indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements provide that ChargePoint indemnify each of its directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer or other key employee because of his or her status as one of ChargePoint directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Second A&R Charter and the A&R Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, ChargePoint will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.
Item 16.        Exhibits.

Exhibit No.	Description

4.1
Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to ChargePoint’s Current Report on Form 8-K (File No. 01-39004), filed with the SEC on March 1, 2021).

4.2
Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of ChargePoint (incorporated by reference to Exhibit 3.1 to ChargePoint Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on July 28, 2025).

4.3
Amended and Restated Bylaws of ChargePoint Holdings, Inc., effective as of September 5, 2024 (incorporated by reference to Exhibit 3.1 to ChargePoint Holdings, Inc.’s Quarterly Report on Form 10-Q (File No. 001-39004), filed with the SEC on September 9, 2024).

4.4
Certificate of Change of Location of Registered Agent and/or Registered Office (incorporated by reference to Exhibit 3.3 to ChargePoint’s Annual Report on Form 10-K (File No. 001-39004), filed with the SEC on April 4, 2022).

4.5
Indenture (including form of Note), dated April 12, 2022, by and among ChargePoint Holdings, Inc., ChargePoint, Inc. and Wilmington Trust National Association (incorporated by reference to Exhibit 4.1 to ChargePoint Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on April 12, 2022).

4.6
First Supplemental Indenture, dated October 24, 2023, by and among ChargePoint, ChargePoint, Inc., as guarantor, and Wilmington Trust National Association, as trustee (incorporated by reference to Exhibit 4.1 to ChargePoint’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on October 24, 2023).

4.7
Form of Warrant dated November 14, 2025 (incorporated by reference to Exhibit 4.1 to ChargePoint Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on November 18, 2025).

5.1*	Opinion of Sidley Austin LLP.

10.1†
Exchange Agreement, dated November 14, 2025, by and between ChargePoint Holdings, Inc. and the Exchanging Creditors party thereto (incorporated by reference to Exhibit 10.1 to ChargePoint Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on November 18, 2025).

Exhibit No.	Description
10.2†
Credit and Security Agreement, dated November 14, 2025, by and among ChargePoint, Inc., ChargePoint Holdings, Inc., certain subsidiary guarantors, the lenders party thereto and Alter Domus (US) LLC (incorporated by reference to Exhibit 10.2 to ChargePoint Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on November 18, 2025).

10.3
Registration Rights Agreement, dated November 14, 2025, by and among ChargePoint Inc., ChargePoint Holdings, Inc., certain subsidiary guarantors, the lenders party thereto and Alter Domus (US) LLC (incorporated by reference to Exhibit 10.3 to ChargePoint Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on November 18, 2025).

23.1*	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included as part of the signature pages hereto)

107*	Filing Fee Table
__________________
*Filed herewith.
†The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Item 17. Undertakings.
The undersigned registrant, hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of a registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant;
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on the 12th day of December 2025.

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Mansi Khetani
Name:	Mansi Khetani
Title:	Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Rick Wilmer and Mansi Khetani and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post- effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Rick Wilmer	Chief Executive Officer and Director (Principal Executive Officer)	December 12, 2025
Rick Wilmer

/s/ Mansi Khetani	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 12, 2025
Mansi Khetani

/s/ Roxanne Bowman	Director	December 12, 2025
Roxanne Bowman

/s/ Elaine L. Chao	Director	December 12, 2025
Elaine L. Chao

/s/ Bruce Chizen	Director	December 12, 2025
Bruce Chizen

/s/ Mitesh Dhruv	Director	December 12, 2025
Mitesh Dhruv

/s/ Axel Harries	Director	December 12, 2025
Axel Harries

/s/ Jeffrey Harris	Director	December 12, 2025
Jeffrey Harris

/s/ Susan Heystee	Director	December 12, 2025
Susan Heystee

/s/ Mark Leschly	Director	December 12, 2025
Mark Leschly

/s/ Michael Linse	Director	December 12, 2025
Michael Linse

/s/ Ekta Singh-Bushell	Director	December 12, 2025
Ekta Singh-Bushell

/s/ G. Richard Wagoner, Jr.	Director	December 12, 2025
G. Richard Wagoner, Jr.